UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA		90503

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On June 28, 2006, Motorcar Parts of America, Inc. (“MPA”) concluded that its previously issued unaudited quarterly financial statements for fiscal 2005 and fiscal 2006 should no longer be relied upon as all of these quarterly financial statements contain certain errors. This conclusion was reached during the course of the audit of MPA’s financial statements for the year ended March 31, 2006, and MPA continues to evaluate the overall impact on its previously issued quarterly reports. The errors resulted in understated revenue from core sales, an over-statement of the related cost of goods sold, an understatement of the stock adjustment allowance and an overstatement of expected core returns from POS sales. The impact of these errors is expected to result in a material change in all of MPA’s previously reported quarterly financial results for fiscal 2005 and fiscal 2006 quarterly periods.
On June 30, 2006, MPA’s board of directors and audit committee discussed with Grant Thornton LLP, MPA’s independent accountants, the matters disclosed herein.
MPA expects to file its Form 10-K no later than the fifteenth calendar day following the June 29, 2006 filing deadline. The Form 10-K as filed will contain the corrected quarterly information for both fiscal 2005 and 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: June 30, 2006	/s/ Mervyn McCulloch
Mervyn McCulloch
Chief Financial Officer